UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2021

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 12, 2021, Lexaria Bioscience Corp., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC., as representative of the underwriters (“Wainwright”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) 1,828,571 shares (the “Initial Shares”) of the Company’s common stock, par value $0.001 per share, at a public offering price of $5.25 per share, less underwriting discounts and commissions. Each Initial Share was sold with one five-year warrant (each an “Initial Warrant”) to purchase one share of common stock at an exercise price of $6.58. On January 13, 2021, Wainwright exercised its over-allotment option, pursuant to the terms of the Underwriting Agreement, to purchase an additional 274,285 shares of common stock (the “Option Shares” and, together with the Initial Shares, the “Shares”) at a public offering price of $5.25 per share, less underwriting discounts and commissions, and five-warrants to purchase 274,285 additional shares of common stock at an exercise price of $6.58 (the “Option Warrants” and together with the Initial Warrants, the “Warrants”). The Warrants are immediately exercisable. The Offering closed on January 14, 2021.

The Company agreed to pay Wainwright an underwriting discount equal to 8% of the gross proceeds of the offering and a management fee equal to 1% of the gross proceeds of the offering, and reimburse Wainwright for a non-accountable expense allowance of $50,000, up to $100,000 in legal fees and up to $12,900 for clearing expenses. Additionally, as partial compensation for Wainwright’s services as underwriter in the offering the Company also issued to Wainwright five-year warrants (“Representative Warrants”) to purchase 166,781 shares of common stock with an exercise price of $6.58 per share.

The net proceeds to the Company from the Offering, including proceeds received upon exercise of the over-allotment option and after deducting the underwriting discount and the underwriters’ fees and expenses, were approximately $9,629,490. The Company plans to use approximately $3,700,000 of the net proceeds for research and development studies and the patent and legal costs associated thereto, with the remaining net proceeds to be used for general working capital purposes.

Effective as of the opening of market trading on January 12, 2021, the Company’s common stock and the Warrants began trading on the Nasdaq Capital Market under the symbols LEXX and LEXXW, respectively. The new CUSIP number for the Company’s common stock following the Reverse Stock Split (as defined below) is 52886N 406. The CUSIP number for the Warrants is 52886N 117.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.

The Shares, Warrants, and Representative Warrants were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-250326), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on January 11, 2021, and a registration statement on Form S-1 (File No. 333-252031) filed with the Commission on January 11, 2021 pursuant to Rule 462(b) and immediately declared effective.

Also, on January 12, 2021, the Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with Computershare, Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., (collectively with Computershare, the “Warrant Agent”) pursuant to which the Warrant Agent agrees to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Underwriting Agreement, the Warrant, Representative’s Warrants and Warrant Agency Agreement do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, each incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2021, effective upon the closing of the Offering, Al Reese joined the board of directors of the Company as an additional independent director.  Mr. Reese has over 40 years experience in public and private businesses and has served in board positions for energy companies and commercial banks. He was the Chief Financial Officer of a multi-billion public energy company and has directed over 50 acquisitions and financings ranging in size from several hundred thousand dollars to multibillion dollars. He served as CFO of ATP Oil and Gas from 1999 until 2014 during which time he guided ATP in equity, debt, and mezzanine transaction totaling over $10 billion. Mr. Reese received his Bachelor’s Degree in Business Administration (Finance) from Texas A&M University in 1971 and his Master of Business Administration from University of Houston in 1977, and is a Certified Public Accountant.

Mr. Reese was appointed to the Company’s audit and finance committee, replacing Christopher Bunka, so that the audit committee will now have a financial expert and be comprised 100% of independent directors, with the other independent board members being Ted McKechnie and Nicholas Baxter.  Mr. Reese was also appointed to the corporate governance and nominating committee, such committee also being comprised of independent directors Nicholas Baxter and Brian Quigley.

Mr. Reese was provided with compensation that is parallel to the compensation provided to the Company’s other independent directors, consisting of a nominal annual fee and options issued at the fair market value plus US$0.01 which value does not exceed US$120,000.00.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2021, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation, as amended, with the Nevada Secretary of State to effect a 1-for-30 reverse stock split of the Company’s issued and outstanding common stock, effective at 4:30 p.m. Eastern Time on January 11, 2021 (the “Reverse Stock Split”). The Reverse Stock Split does not affect the total number of shares of Common Stock that the Company is authorized to issue.

Effective January 12, 2021, the Company amended its amended and restated bylaws to increase the quorum for holding shareholder meetings from 10% to 33 1/3%.

The foregoing summaries of the Certificate of Amendment and the amendment to the bylaws do not purport to be complete and are qualified in their entirety by the Certificate of Amendment and the Second Amended and Restated Bylaws attached hereto as Exhibits 3.1 and 3.2, respectively, each incorporated herein by reference.

Item 8.01. Other Events.

On January 12, 2021, the Company issued a press release announcing the pricing of the Offering and the uplisting to Nasdaq.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 12, 2021
3.1	Form of Articles of Amendment to Articles of Incorporation dated January 11, 2021
3.2	Second Amended and Restated Bylaws
4.1	Form of Warrant
4.2	Form of Representative’s Warrant
4.3	Warrant Agency Agreement
99.1	Press Release dated January 12, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: January 14, 2021

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